The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-269023

Subject to Completion, dated February 10, 2025

PROSPECTUS SUPPLEMENT

(To the Prospectus dated January 12, 2023)

6,346,105 Shares

Sun Country Airlines Holdings, Inc.

Common Stock

The information included or incorporated by reference in this prospectus supplement relates to the resale of an aggregate of 6,346,105 shares of common stock of Sun Country Airlines Holdings, Inc., a Delaware corporation, by SCA Horus Holdings, LLC, or the selling stockholder. The shares of common stock to be sold in this offering represent all the remaining shares owned by the selling stockholder.

Our shares of common stock are listed on the Nasdaq Global Select Market, or “Nasdaq,” under the symbol “SNCY.” On February 7, 2025, the last reported sale price per share of our common stock on Nasdaq was $16.50

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder.

Subject to the completion of this offering, we intend to purchase from the underwriter approximately $10.0 million of the shares of common stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholder in this offering, subject to a maximum aggregate repurchase price of $10.0 million. Assuming that the underwriter purchases the shares of common stock that are the subject of this offering from the selling stockholder at a price of $16.50 per share, which was the last reported sale price per share of our common stock on Nasdaq on February 7, 2025, we expect to repurchase 606,060 shares of our common stock from the underwriter as part of this offering. The underwriter will not receive any compensation for the shares of our common stock being repurchased by us. See “Concurrent Share Repurchase.”

By participating in this offering, you are representing that you are a citizen of the United States, as defined in 49 U.S.C. § 40102(a)(15). See “Description of Capital Stock—Limited Ownership and Voting by Foreign Owners” in the accompanying prospectus.

Investing in the common stock involves risks that are described in the “Risk Factors” section beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

The underwriter has agreed to purchase the shares of common stock at a price of $   per share, which will result in approximately $     of net proceeds (before deducting expenses) to the selling stockholder. The underwriter may offer the shares of common stock from time to time for sale directly or through agents, or through brokers in one or more brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to its right to reject any order in whole or in part. See “Underwriting (Conflict of Interest).”

References to “underwriter” in this prospectus supplement refer to each underwriter named in the “Underwriting (Conflict of Interest)” section of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about    , 2025.

Barclays	Morgan Stanley

The date of this prospectus supplement is    , 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which contains specific information about the selling stockholder and the terms on which the selling stockholder is offering and selling shares of our common stock. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

To understand the terms of the securities offered by this prospectus supplement, you should carefully read this prospectus supplement and the accompanying prospectus. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and the business conducted by us.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that Sun Country Airlines Holdings, Inc. a Delaware corporation, which is also referred to as “Sun Country,” “Sun Country Airlines,” “the Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. References to “Apollo” refer to Apollo Global Management, Inc. and its subsidiaries. References to the “Apollo Stockholder” refer to SCA Horus Holdings, LLC. References to “Apollo Funds” refer to certain investment funds managed by affiliates of Apollo.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Neither we, the selling stockholder or the underwriter have authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement. We can provide no assurance as to the reliability of any other information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the common stock in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any of the common stock in any jurisdiction in which such offer or invitation would be unlawful.

S-ii

INCORPORATION BY REFERENCE

In this prospectus supplement, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 14, 2024 (the “2023 Annual Report”);

•	portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024, that are incorporated by reference into Part III of the 2023 Annual Report;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 7, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with SEC on August 2, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with SEC on October 30, 2024;

•	Our Current Reports on Form 8-K filed with the SEC on June 14, 2024 and June 20, 2024 (Film Number 241054289); and

•

The description of our common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC on March 15, 2021, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on or accessible through our website at www.suncountry.com is not incorporated into this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Sun Country Airlines Holdings, Inc. at the following address:

Sun Country Airlines Holdings, Inc.

2005 Cargo Road

Minneapolis, MN 55450

(651) 681-3900

Attention: General Counsel

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

S-iii

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

S-iv

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock being sold in this offering. This prospectus supplement and the accompanying prospectus constitute a part of that registration statement. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our shares of common stock being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may read and obtain a copy of the registration statement without charge at the SEC’s website. The SEC’s website address is www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and obtain such filings from the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.suncountry.com all materials that we file electronically with the SEC. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, and you should not rely on any such information in making your decision whether to purchase our shares of common stock.

S-v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	changes in economic conditions, including inflationary pressures;

•	the price and availability of aircraft fuel and our ability to control other costs;

•	our reliance on our and third-party technology and systems;

•	the ability to operate in an exceedingly competitive industry;

•

factors beyond our control, including air traffic congestion, adverse weather, federal government shutdowns, aircraft-type groundings, threatened or actual terrorist attacks, war or security concerns resulting in increased security measures or outbreaks or rapid spread of disease;

•	any restrictions on or increased taxes applicable to charges for ancillary products and services;

•	the concentration of our business in the Minneapolis-St. Paul market and the concentration of our cargo business with amazon.com Services, Inc. (together with its affiliates, “Amazon”);

•	risks associated with our presence in international markets;

•	changes in applicable laws and regulations, including regulation to reduce emissions of greenhouse gases;

•	risks associated with the loss of key personnel, increased labor costs, union disputes, employee strikes and other labor-related disruptions;

•	labor shortages and our ability to attract and retain qualified personnel, including but not limited to, pilots and technicians, at a reasonable cost or maintain our company culture;

•	increases in insurance costs or reductions in insurance coverage; and

•

other risks, uncertainties and factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in the 2023 Annual Report.

These forward-looking statements reflect our views, estimates and assumptions with respect to future events as of the date of this prospectus supplement and the accompanying prospectus, as applicable, and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our

S-vi

views to change. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the documents filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward- looking statements by these cautionary statements.

TRADEMARKS, TRADE NAMES, AND SERVICE MARKS

We use various trademarks, trade names and service marks in our business, including “Sun Country,” “Sun Country Airlines,” “Sun Country Connections,” “Sun Country Rewards,” “Sun Country Vacations,” “The Hometown Airline” and “UFLY,” as well as our signature “S” logo. This prospectus supplement and the documents incorporated by reference herein reference to our trademarks, trade names and service marks. Solely for convenience, trademarks and trade names referred to and incorporated by reference in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

INDUSTRY AND MARKET DATA

We include and incorporate by reference in this prospectus supplement statements regarding our industry, our competitors and factors that have impacted our and our customers’ industries. Such statements are statements of belief and are based on industry data and forecasts that we have obtained from industry publications and surveys, including those published by the United States Department of Transportation, as well as internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. In addition, while we believe that the industry information included and incorporated by reference herein is generally reliable, such information is inherently imprecise. Certain statements regarding our competitors are based on publicly available information, including filings with the Securities and Exchange Commission and United States Department of Transportation by such competitors, published industry sources and management estimates. While we are not aware of any misstatements regarding the industry, competitor and market data presented and incorporated by reference herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

S-vii

PROSPECTUS SUMMARY

The following summary highlights certain information about us and about this offering that is contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents that are incorporated by reference herein. It does not contain all of the information that is important to you and your investment decision. Before you make an investment decision, you should review this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the 2023 Annual Report. Some of the statements in the following summary constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Company Overview

Sun Country Airlines is a new breed of hybrid low-cost air carrier that dynamically deploys shared resources across our synergistic Scheduled Service, Charter, and Cargo businesses. By doing so, we believe we are able to generate high growth, high margins and strong cash flows with greater resilience than other passenger airlines. Based in Minnesota, we focus on serving leisure and visiting friends and relatives passengers, charter customers, and providing crew, maintenance and insurance service to Amazon, with flights throughout the United States and to destinations in Canada, Mexico, Central America and the Caribbean. We share resources, such as flight crews, across our Scheduled Service, Charter and Cargo business lines with the objective of generating high returns and margins and mitigating the seasonality of our route network. We optimize capacity using an agile peak demand scheduling strategy which aims to shift flying to markets during periods of peak demand and away from markets during periods of low demand. This allows us to produce higher unit revenue with a competitive low-cost structure, in line with other ultra low-cost carriers, resulting in best-in-class unit profitability, while also providing greater resiliency to economic or industry downturns. This strategy has been implemented and executed by an experienced management team with deep knowledge of the industry.

As of December 31, 2024, our fleet consisted of 63 Boeing 737-NG aircraft. This includes 45 aircraft in the passenger fleet, 12 cargo operated aircraft through the Amended and Restated Air Transportation Services Agreement (the “A&R ATSA”) with Amazon, and six aircraft that are currently on lease to unaffiliated airlines. Our fleet is managed through our two reportable segments: Passenger, which is comprised of Scheduled Service and Charter, and Cargo. The 12 cargo aircraft are subleased directly from Amazon and we operate them pursuant to the A&R ATSA. The six aircraft that are currently on lease to unaffiliated airlines are expected to be inducted into our passenger fleet upon lease expiry.

Recent Developments

Certain Financial Results for the Year Ended December 31, 2024

On February 3, 2025, we reported earnings for the fourth quarter and fiscal year ended December 31, 2024. Our consolidated financial results for the year ended December 31, 2024 are unaudited and preliminary. The preliminary financial results for the year ended December 31, 2024 included in this prospectus supplement have been prepared by, and are the responsibility of, our management. Such results are based on information available to management as of the date of the earnings report and are subject to completion by management of our financial statements as of and for the year ended December 31, 2024 and the audit of such financial statements by KPMG LLP. There can be no assurance that actual results for the year ended December 31, 2024 will not differ from these preliminary financial results, and any such changes could be material. Our audited consolidated financial statements for the year ended December 31, 2024 will be included in our Annual Report on Form 10-K for the year ended December 31, 2024 and will not be available under after this offering is consummated.

KPMG LLP has not audited, reviewed, compiled, or performed any procedures with respect to the following preliminary financial results. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

The following are certain of our preliminary financial results for the year ended December 31, 2024 and the related final financial results for the year ended December 31, 2023:

	Year Ended December 31,
(unaudited) (in millions, except per share amounts)	2024	2023
Total Operating Revenue	$1,075.7	$1,049.6
Operating Income	106.0	127.5
Income Before Income Tax	69.6	94.2
Net Income	52.9	72.2
Diluted earnings per share	$0.96	$1.23

	Year Ended December 31,
(unaudited) (in millions, except per share amounts)	2024	2023
Adjusted Operating Income (1)	$112.0	$136.8
Adjusted Income Before Income Tax (1)	76.1	104.2
Adjusted Net Income (1)	58.0	79.9
Adjusted diluted earnings per share (1)	$1.05	$1.37

(1)

See additional details, including reconciliations to the most comparable GAAP measures, in the section titled “—Non-GAAP Financial Measures— Adjusted Operating Income, Adjusted Income before Income Tax and Adjusted Net Income” below.

The following table summarizes certain of our reported balance sheet items and total liquidity as of December 31, 2024:

(in millions)	December 31, 2024
(Unaudited)
Cash and Cash Equivalents	$83.2
Available-for-Sale Securities	97.6
Amount Available Under Revolving Credit Facility	24.7

Total Liquidity (1)	$205.6

(in millions)	December 31, 2024
(Unaudited)
Total Debt, net	$327.1
Finance Lease Obligations	271.3
Operating Lease Obligations	20.7

Total Debt and Lease Obligations	619.0
Cash and Cash Equivalents	83.2
Available-for-Sale Securities	97.6

Net Debt (2)	$438.2

(1)	Total liquidity = cash and cash equivalents + available-for-sale securities + amount available under the Revolving Credit Facility.
(2)	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - available-for-sale securities.

For the year ended December 31, 2024, we reported total available seat miles (ASMs) of approximately 8.07 billion, total block hours of approximately 148,518, CASM of approximately 12.01 cents and Adjusted CASM of approximately 7.59 cents.

Adjusted CASM is a metric that uses a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations, stock based compensation, depreciation and amortization recognized on certain assets that generate lease income, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

The following table presents a reconciliation of CASM to Adjusted CASM for the year ended December 31, 2024:

(Dollars in millions)	Year Ended December 31, 2024
	Operating Expenses	Per ASM (cents)
	(Unaudited)
CASM	$969.8	12.01
Less:
Aircraft Fuel	237.2	2.94
Stock Compensation Expense	6.0	0.07
Cargo Expenses, Not Already Adjusted Above	104.6	1.30
Sun Country Vacations	1.3	0.01
Leased Aircraft, Depreciation Expense	8.1	0.10

Adjusted CASM	$612.6	7.59

Available seat miles (ASMs) (in millions)	8,071.9

Non-GAAP Financial Measures—Adjusted Operating Income, Adjusted Income before Income Tax and Adjusted Net Income

Adjusted Operating Income, Adjusted Income before Income Tax and Adjusted Net Income are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of Operating Income and Net Income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.

The measures described above have limitations as analytical tools. Some of the limitations applicable to these measures include: they do not reflect the impact of certain cash and non-cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate these non-GAAP measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, the following non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to the possible differences in the method of calculation and in the items being adjusted.

For the aforementioned reasons, Adjusted Operating Income, Adjusted Income before Income Tax and Adjusted Net Income have significant limitations which affect their use as indicators of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information. The amounts presented in the below tables may not recalculate due to rounding.

The following table presents a reconciliation of GAAP Operating Income to Adjusted Operating Income:

	Year Ended December 31,
(Dollars in millions)	2024	2023
	(Unaudited)
Operating Revenue	$1,075.7	$1,049.6
Operating Income	106.0	127.5
Stock Compensation Expense	6.0	9.3

Adjusted Operating Income	$112.0	$136.8

The following table presents a reconciliation of GAAP Income before Income Tax to Adjusted Income before Income Tax:

	Year Ended December 31,
(Dollars in millions)	2024	2023
	(Unaudited)
Net Income	$52.9	$72.2
Add: Provision for Income Tax Expense	16.7	22.0

Income before Income Tax, as reported	69.6	94.2
Pre-tax margin	6.5%	9.0%
Stock Compensation Expense	6.0	9.3
Loss on Debt Refinancing	0.6	—
Secondary Offering Costs	—	1.1
Tax Receivable Agreement Adjustment (1)	—	(0.3)

Adjusted Income before Income Tax	$76.1	$104.2

(1)	This represents the adjustment to the Tax Receivable Agreement for the period, which is recorded in Non-Operating Income (Expense), net.

The following table presents the reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share:

	Year Ended December 31,
	2024		2023
(Dollars in millions)	Dollars	Per Share - diluted	Dollars	Per Share - diluted
	(Unaudited)
Net Income	$52.9	$0.96	$72.2	$1.23
Stock Compensation Expense	6.0	0.11	9.3	0.16
Loss on Debt Refinancing	0.6	0.01	—	—
Secondary Offering Costs	—	—	1.1	0.02
Tax Receivable Agreement Adjustment (2)	—	—	(0.3)	(0.01)
Income Tax Effect of Adjusting Items, net (1)	(1.5)	(0.03)	(2.4)	(0.04)

Adjusted Net Income	$58.0	$1.05	$79.9	$1.37

Diluted share count	55.1		58.5

(1)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period.
(2)	This represents the adjustment to the Tax Receivable Agreement for the period, which is recorded in Non-Operating Income (Expense), net.

Regulatory Developments

In May 2024, the FAA Reauthorization Act of 2024 became law, and it included a number of new rules, regulations, and obligations, including but not limited to, with respect to refunds for cancelled or significantly delayed or changed flights, mobility aids, and an increase in the maximum amount of civil penalty per violation in certain cases.

Selling Stockholder

This prospectus supplement and the accompanying prospectus relate to the resale of 6,346,105 shares of our common stock by the selling stockholder. The shares to be sold by the selling stockholder in this offering represent approximately 12.0% of our outstanding shares of common stock. After this offering, the selling stockholder will no longer beneficially own any shares of common stock.

The Offering

By participating in this offering, you are representing that you are a citizen of the United States, as defined in 49 U.S.C. § 40102(a)(15). See “Description of Capital Stock—Limited Ownership and Voting by Foreign Owners” in the accompanying prospectus.

Shares of common stock offered for resale by the selling stockholder in this offering	6,346,105 shares.

Shares of common stock to be outstanding upon completion of this offering	52,333,772 shares (assuming 606,060 shares are repurchased by us in the Concurrent Share Repurchase).(1)

Concurrent Share Repurchase	Subject to the completion of this offering, we intend to purchase from the underwriter approximately $10.0 million of the shares of common stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholder in this offering, subject to a maximum aggregate repurchase price of $10.0 million (the “Concurrent Share Repurchase”). Assuming that the underwriter purchases the shares of common stock that are the subject of this offering from the selling stockholder at a price of $16.50 per share, which was the last reported sale price per share of our common stock on Nasdaq on February 7, 2025, we expect to repurchase 606,060 shares of our common stock from the underwriter as part of this offering. The terms and conditions of the Concurrent Share Repurchase were reviewed and approved by the audit committee of our board of directors and by our full board of directors. The Concurrent Share Repurchase will be funded from our existing cash on hand. The underwriter will not receive any compensation for the shares of our common stock being repurchased by us. See “Concurrent Share Repurchase.”

Dividend policy	We have not to date paid any cash dividends on our common stock and we currently do not intend to pay cash dividends on our common stock in the foreseeable future. However, we may, in the future, decide to pay dividends on our common stock. Any declaration and payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, cash flows, capital requirements, levels of indebtedness, deployment of cash for share repurchases, restrictions imposed by applicable law, our overall financial condition, restrictions in our debt agreements, and any other factors deemed relevant by our board of directors.

As a holding company, our ability to pay dividends also depends on our receipt of cash dividends from our operating subsidiaries. Our ability to pay dividends will therefore be restricted as a result of restrictions on their ability to pay dividends to us under our subsidiaries’ credit agreement and may be restricted under future indebtedness that we or they may incur.

Use of Proceeds	All of the shares of common stock offered hereby are being sold by the selling stockholder identified in this prospectus supplement. We will not receive any proceeds from the sale of the shares of common stock offered pursuant to this prospectus supplement. See “Use of Proceeds.”

Listing	Our common stock is listed on Nasdaq under the symbol “SNCY.”

Risk Factors	You should read the section titled “Risk Factors” beginning on page S-9 of, and the other information included and incorporated by reference in, this prospectus supplement, as well as the other risk factors included in the accompanying prospectus and incorporated by reference in this prospectus supplement, for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our common stock.

Conflict of Interest	Apollo Global Securities, LLC (“AGS”) has a “conflict of interest” within the meaning of FINRA Rule 5121 in this offering because AGS is affiliated with the selling stockholder, who is in turn our affiliate, and because the net proceeds of this offering will be received by the selling stockholder. Accordingly, this offering will be conducted in accordance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of securities of an affiliate. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering. In accordance with FINRA Rule 5121, neither AGS nor any other affiliated underwriter, agent or dealer may sell the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder.

(1)	Except as otherwise indicated, all information in this prospectus supplement regarding the number of shares of our common stock to be outstanding immediately after this offering:

•	is based on 52,939,832 shares of our common stock outstanding as of September 30, 2024;

•

excludes 3,787,851 shares of our common stock reserved for issuance upon exercise of outstanding stock options as of September 30, 2024, 836,675 shares of our common stock reserved for issuance upon vesting of outstanding restricted stock units as of September 30, 2024 and 2,247,280 shares of our common stock reserved for issuance under our 2021 equity incentive plan as of September 30, 2024; and

•	assumes no exercise of the warrants to purchase an aggregate of 9,482,606 shares of common stock issued to Amazon, approximately 40.7% of which have vested as of September 30, 2024.

•

assumes 606,060 shares of our common stock are repurchased by us in the Concurrent Share Repurchase (which represents the number of shares of our common stock that we would expect to repurchase in the Concurrent Share Repurchase if the underwriter purchases the shares of common stock that are the subject of this offering from the selling stockholder at a price of $16.50 per share, which was the last reported sale price of our common stock on Nasdaq on February 7, 2025).

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you invest in our common stock, in addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the discussion of risks under the heading “Item 1A. Risk Factors” in the 2023 Annual Report and the other risks and uncertainties identified in the Company’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. Please see the section of this prospectus supplement entitled “Incorporation by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment. These risks are not the only risks that we face. Our business, financial condition and results of operations could also be affected by additional factors that are not presently known to us or that we currently do not consider to be material. In addition, you should carefully consider the risk factors set forth below.

Risks Related to this Offering and Ownership of Our Common Stock

Our stock price may fluctuate significantly and purchasers of our common stock could incur substantial losses.

The market price of our common stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock. The following factors could affect our stock price:

•	our operating and financial performance and prospects;

•

quarterly variations in the rate of growth (if any) of our financial or operational indicators, such as earnings per share, net income, revenues, Adjusted Net Income, Adjusted EBITDA and Adjusted CASM (each, as defined in the 2023 Annual Report);

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by our competitors;

•	changes in operating performance and the stock market valuations of other companies;

•	announcements related to litigation;

•	our failure to meet revenue or earnings estimates made by research analysts or other investors;

•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

•	speculation in the press or investment community;

•	sales of our common stock by us or our stockholders, or the perception that such sales may occur;

•	changes in accounting principles, policies, guidance, interpretations, or standards;

•	additions or departures of key management personnel;

•	actions by our stockholders;

•	general economic and market conditions;

•	the rapid spread of a viral or bacterial infection, disease or similar public health threat and its effects;

•	domestic and international economic, legal and regulatory factors unrelated to our performance;

•	material weakness in our internal control over financial reporting; and

•	the realization of any risks described under this “Risk Factors” section, or other risks that may materialize in the future.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, financial condition, and results of operations.

Our certificate of incorporation and bylaws include provisions limiting ownership and voting by non-U.S. citizens.

To comply with restrictions imposed by federal law on foreign ownership and control of U.S. airlines, our certificate of incorporation and bylaws restrict ownership and control of shares of our common stock by non-U.S. citizens. The restrictions imposed by federal law and DOT policy require that we be owned and controlled by U.S. citizens, that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons or entities who are not U.S. citizens, as defined in 49 U.S.C. § 40102(a)(15), that no more than 49% of our stock be owned or controlled, directly or indirectly, by persons or entities who are not U.S. citizens and are from countries that have entered into “open skies” air transport agreements with the United States, that our president and at least two-thirds of the members of our board of directors and other managing officers be U.S. citizens and that we be under the actual control of U.S. citizens. Our certificate of incorporation and bylaws provide that the failure of non-U.S. citizens to register their shares on a separate stock record, which we refer to as the “foreign stock record,” would result in a loss of their voting rights in the event and to the extent that the aggregate foreign ownership of the outstanding common stock exceeds the foreign ownership restrictions imposed by federal law. Our bylaws further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. If it is determined that the amount registered in the foreign stock record exceeds the foreign ownership restrictions imposed by federal law, shares will be removed from the foreign stock record, resulting in the loss of voting rights, in reverse chronological order based on the date of registration therein, until the number of shares registered therein does not exceed the foreign ownership restrictions imposed by federal law.

In addition, only U.S. citizens may purchase shares in this offering. By participating in this offering, you will be deemed to represent that you are a citizen of the United States, as defined in 49 U.S.C. § 40102(a)(15). The restrictions on ownership and control of shares of our common stock could materially limit your ability to resell any shares you purchase in this offering and could adversely impact the price that investors might be willing to pay in the future for shares of our common stock.

Our organizational documents may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium on their shares.

Provisions of our certificate of incorporation and bylaws may make it more difficult for, or prevent a third-party from, acquiring control of us without the approval of our board of directors. These provisions include:

•	providing that our board of directors will be divided into three classes, with each class of directors serving staggered three-year terms;

•	prohibiting cumulative voting in the election of directors;

•

providing for the removal of directors only for cause and only upon the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class;

•

empowering only the board of directors to fill any vacancy on our board of directors (other than in respect of an Apollo Director or an Amazon Director, if any (each as defined in the accompanying prospectus)), whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

•	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;

•	prohibiting stockholders from acting by written consent;

•

to the extent permitted by law, prohibiting stockholders from calling a special meeting of stockholders if less than 50.1% of the voting power of our outstanding common stock is beneficially owned by Apollo and its affiliates, including the Apollo Stockholder; and

•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

Additionally, our certificate of incorporation provides that we are not governed by Section 203 of the Delaware General Corporation Law (the “DGCL”), which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations. However, our certificate of incorporation includes a provision that restricts us from engaging in any business combination with an interested stockholder for three years following the date that person becomes an interested stockholder, but such restrictions shall not apply to any business combination between Apollo and any affiliate thereof or their direct and indirect transferees, on the one hand, and us, on the other, or certain other situations as described under the heading “Description of Capital Stock — Certain Corporate Anti-takeover Provisions — Delaware Takeover Statute” in the accompanying prospectus.

Any issuance by us of preferred stock could delay or prevent a change in control of us. Our board of directors will have the authority to cause us to issue, without any further vote or action by the stockholders, shares of preferred stock, par value $0.01 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices, and liquidation preferences of such series. The issuance of shares of our preferred stock may have the effect of delaying, deferring or preventing a change in control without further action by the stockholders, even where stockholders are offered a premium for their shares.

Together, the provisions in our certificate of incorporation and bylaws and statutory provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock.

Furthermore, the existence of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of us, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition. For a further discussion of these and other such anti-takeover provisions, see “Description of Capital Stock—Certain Corporate Anti-takeover Provisions” in the accompanying prospectus.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or of our certificate of incorporation or our bylaws, or (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine; provided that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or to any claim for which the federal district courts of the United States have exclusive jurisdiction. Our certificate of incorporation further provides that the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act. We recognize that the forum selection clause in our certificate of incorporation may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in our certificate of incorporation may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware and the federal district courts of the United States may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of our certificate of incorporation described above. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings. If a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations.

Our certificate of incorporation contains a provision renouncing our interest and expectancy in certain corporate opportunities.

Under our certificate of incorporation, none of Apollo, its affiliated funds, the portfolio companies owned by such funds, the Apollo Stockholder, any other affiliates of Apollo, Amazon or any of their respective officers, directors, principals, partners, members, managers, employees, agents or other representatives, have any duty to refrain from engaging, directly or indirectly, in the same business activities, similar business activities, or lines of business in which we operate. Under our certificate of incorporation, Apollo, its affiliated funds, the portfolio companies owned by such funds, the Apollo Stockholder, any other affiliates of Apollo, Amazon, any affiliates of Amazon or any of their respective officers, directors, principals, partners, members, managers, employees, agents or other representatives have the right to invest in, or provide services to, any person that is engaged in the same or similar business activities as us or our affiliates or directly or indirectly competes with us or any of our affiliates. In addition, our certificate of incorporation provides that, to the fullest extent permitted by law, no officer or director of ours who is also an officer, director, principal, partner, member, manager, employee, agent or other representative of Apollo, Amazon or their respective affiliates will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Apollo, Amazon or their respective affiliates, instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director, or other affiliate has directed to Apollo, Amazon or their respective affiliates and representatives. For instance, a director of our company who also serves as a director, officer, principal, partner, member, manager, employee, agent or other representative of Apollo or any of its portfolio companies, funds or other affiliates may pursue certain acquisitions or other opportunities that may be complementary to our business and, as a result, such acquisition or other opportunities may not be available to us. Our board of directors consists of eight members. For so long as Amazon holds the 2019 Warrants (as defined in the accompanying prospectus) or any shares of common stock issued upon exercise of the 2019 Warrants and the ATSA remains in effect, Amazon will have the right to nominate a member or an observer to our board of directors. As of the date of this prospectus supplement, there are no Apollo Directors on our board of directors and Amazon has not exercised its right to nominate a member or an observer to our board of directors. These potential conflicts of interest could have a material and adverse effect on our business, financial condition, results of operations, or prospects if attractive corporate opportunities are allocated by Apollo to itself or its affiliated funds, the portfolio companies owned by such funds, the Apollo Stockholder or any other affiliates of Apollo instead of to us or allocated by Amazon to itself instead of to us. A description of our obligations related to corporate opportunities under our certificate of incorporation are more fully described in under the heading “Description of Capital Stock — Corporate Opportunity” in the accompanying prospectus.

Our future earnings and earnings per share, as reported under GAAP, could be adversely impacted by the warrants granted to Amazon. If Amazon exercises its right to acquire shares of our common stock pursuant to the 2019 Warrants, this will dilute the ownership interests of our then-existing stockholders and could adversely affect the market price of our common stock.

The warrants granted to Amazon in 2019 increase the number of diluted shares reported, which has an effect on our diluted earnings per share to the extent the warrants actually vest. The warrants have an exercise price of approximately $15.17 per share, approximately 40.7% of which had vested as of September 30, 2024. A portion of the 2019 Warrants will vest incrementally based on aggregate global payments by Amazon to the Company or its affiliates pursuant under both the original and A&R ATSA. In addition, vesting can occur immediately in certain circumstances, including upon a change of control (as defined in the 2019 Warrant) or certain transfers of 30% or more of the voting power in the Company to a new person or group, other than any equity offering by the Company or the Apollo Stockholder pursuant to an effective registration statement so long as no person or group, within the meaning of the Exchange Act, acquires more than 50% of the voting power of the Company in such offering. If additional 2019 Warrants vest and Amazon exercises its right to acquire shares of our common stock pursuant to the 2019 Warrants, it will dilute the ownership interests of our then-existing stockholders and reduce our earnings per share. In addition, to the extent the common stock issued upon exercise of the 2019 Warrants is transferred to non-U.S. citizens, it will further limit the amount of our common stock that may be owned or controlled by other non-U.S. citizens. Furthermore, any sales in the public market of any common stock issuable upon the exercise of the 2019 Warrants could adversely affect prevailing market prices of our common stock.

You may be diluted by the future issuance of additional common stock or convertible securities in connection with our incentive plans, acquisitions or otherwise, which could adversely affect our stock price.

As of September 30, 2024, we had 935,717,162 shares of common stock authorized but unissued. Our certificate of incorporation authorizes us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. As of September 30, 2024, we had approximately 3,787,851 options outstanding, which are exercisable into approximately 3,787,851 shares of common stock, 836,675 shares of common stock that may be issued upon the vesting of outstanding restricted stock units and the 2019 Warrants outstanding, which are exercisable for 9,482,606 shares of common stock, subject to vesting requirements. Of the 2019 Warrants, approximately 40.7% have vested as of September 30, 2024 and the remainder will vest incrementally based on aggregate global payments by Amazon to the Company or its affiliates pursuant to the A&R ATSA.

We reserved approximately 3,600,000 shares for grant under our 2021 equity incentive plan, of which 2,247,280 remain available as of September 30, 2024. Any common stock that we issue, including under our 2021 equity incentive plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options or warrants would dilute the percentage ownership held by the investors who purchase common stock in this offering.

From time to time in the future, we may also issue additional shares of our common stock or securities convertible into common stock pursuant to a variety of transactions, including acquisitions. Our issuance of additional shares of our common stock or securities convertible into our common stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our common stock.

Future sales of our common stock in the public market, or the perception in the public market that such sales may occur, could reduce our stock price.

As of September 30, 2024, we had 52,939,832 shares of common stock outstanding, warrants to purchase 9,482,606 shares of common stock outstanding, options to purchase 3,787,851 shares of common stock outstanding and 836,675 shares of common stock that may be issued upon the vesting of outstanding restricted stock units. We and all of our executive officers and directors have agreed that, for a period of 30 days after the date of this prospectus supplement, we and they will not, without the prior written consent of Barclays Capital Inc. or Morgan Stanley & Co. LLC, dispose of any shares of common stock or any securities convertible into or exchangeable for our common stock, subject to certain exceptions. See “Underwriting (Conflict of Interest).” Following the expiration of the applicable lock-up period, all of the issued and outstanding shares of our common stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding periods, and other limitations of Rule 144. Either Barclays Capital Inc. or Morgan Stanley & Co. LLC may release all or any portion of the shares subject to lock-up agreements at any time and for any reason. In addition, certain of our existing stockholders, including the Apollo Stockholder and Amazon, have certain rights to require us to register the sale of common stock held by them including in connection with underwritten offerings. Pursuant to these registration rights, we filed a “shelf” registration statement, under which, following the consummation of this offering, Amazon could offer and sell, from time-to-time, up to an aggregate of 9,482,606 shares of our common stock issuable upon exercise of outstanding warrants. Additionally, we filed a registration statement in respect of all shares of common stock that we may issue under our 2021 equity incentive plan and our 2018 equity incentive plan. After registration, these shares can be freely sold in the public market upon issuance. Sales of significant amounts of stock in the public market upon expiration of lock-up agreements, the perception that such sales may occur, or early release of any lock-up agreements, could adversely affect prevailing market prices of our common stock or make it more difficult to sell shares of common stock at a time and price that you deem appropriate.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We do not anticipate paying any dividends on our common stock in the foreseeable future. We intend to retain all future earnings for the operation and expansion of our business, the repayment of outstanding debt, and for general corporate purposes. Our subsidiaries’ credit agreement contains, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our common stock may be the only source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

If securities or industry analysts do not publish research or reports about our business or publish negative reports, our stock price could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our common stock, publishes unfavorable research about our business or if our operating results do not meet their expectations, our stock price could decline.

We may issue preferred securities, the terms of which could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred securities having such designations, preferences, limitations, and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred securities could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred securities the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred securities could affect the residual value of the common stock.

We are required to pay our pre-IPO stockholders for certain tax benefits, and the amounts of such payments could be material.

We entered into an income tax receivable agreement with our pre-IPO stockholders that provides for the payment by us to our pre-IPO stockholders of 85% of the amount of cash savings, if any, in U.S. federal, foreign, state and local income tax that we and our subsidiaries actually realize for periods starting at least 12 months after the closing date of our initial public offering as a result of the utilization of tax attributes existing at the time of our initial public offering.

These tax attributes include net operating loss carryforwards, deductions, tax basis and certain other tax attributes, in each case that relate to periods (or portions thereof) ending on or prior to the closing date of our initial public offering.

We expect that the payments we make under the income tax receivable agreement could be material.

Assuming no material changes in the relevant tax law, and that we and our subsidiaries earn sufficient income to realize the full tax benefits subject to the income tax receivable agreement, we expect that future payments under the income tax receivable agreement will aggregate to be approximately $97.7 million as of September 30, 2024. Payments in accordance with the terms of the income tax receivable agreement could have an adverse effect on our liquidity and financial condition.

In addition, under some circumstances, including certain mergers, asset sales and other transactions constituting a “change of control” under the income tax receivable agreement or if we breach our obligations thereunder, the income tax receivable agreement will terminate and we will be required to make a payment equal to the present value of future payments under the income tax receivable agreement, which payment will be calculated based on certain assumptions, including those relating to our and our subsidiaries’ future taxable income. In these situations, our obligations under the income tax receivable agreement could have a material and adverse impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales or other “change of control” transactions.

To the extent that we are unable to make payments under the income tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid, which could adversely affect our results of operations and could also affect our liquidity in periods in which such payments are made.

Risks Related to Our Industry

Airlines are often affected by factors beyond their control, including: air traffic congestion at airports; air traffic control inefficiencies; air traffic control staffing; air traffic incidents; government shutdowns or mandates; FAA grounding of aircraft; major construction or improvements at airports; adverse weather conditions, such as hurricanes or blizzards; threatened or actual terrorist attacks, war or other security concerns; or the outbreak or rapid spread of disease, any of which could have a material adverse effect on our business, results of operations and financial condition.

Like other airlines, our business is affected by factors beyond our control, including air traffic congestion at airports, air traffic control inefficiencies, air traffic incidents, major construction or improvements at airports at which we operate, increased security measures, adverse weather conditions, threatened or actual terrorist attacks, war, natural disasters and the outbreak of disease. Factors that cause flight delays frustrate passengers and increase costs and decrease revenues, which in turn could adversely affect profitability. The federal government controls all U.S. airspace, and airlines are completely dependent on the FAA to operate that airspace in a safe, efficient and affordable manner. The air traffic control system, which is operated by the FAA, faces challenges in managing the growing demand for U.S. air travel. U.S. and foreign air traffic controllers often rely on outdated technologies that routinely overwhelm the system and compel airlines to fly inefficient, indirect routes resulting in delays. The federal government also controls airport security.

An accident, catastrophe or incident could have an adverse effect on the airline industry and our business, results of operations and financial condition if such accident, catastrophe or incident creates a public perception that air travel is not safe or there are air traffic controller staffing shortages. If any such accident, catastrophe or incident were to involve our aircraft or personnel or a type of aircraft in our fleet, the impact to our business, results of operations and financial condition could be even more significant.

In addition, there are proposals before Congress that would treat a wide range of consumer protection issues, which could increase the costs of doing business. Further, implementation of the Next Generation Air Transportation System, or NextGen, by the FAA would result in changes to aircraft routings and flight paths that could lead to increased noise complaints and lawsuits, resulting in increased costs. NextGen is a multi-year modernization project which had an initial target of having all major components in place by 2025. The FAA now expects to complete the remaining components by 2030. Furthermore, a federal government grounding of our aircraft type could result in flight cancellations and adversely affect our business. Governmental mandates requiring certain behaviors from employees, such as vaccine mandates, could limit our ability to staff to meet demand because employees may choose to resign or decide not to apply for or accept open positions.

Adverse weather conditions and natural disasters, such as hurricanes, thunderstorms, winter snowstorms or earthquakes, can cause flight cancellations or significant delays, and in the past have led to Congressional demands for investigations. Cancellations or delays due to adverse weather conditions or natural disasters, air traffic control problems or inefficiencies, breaches in security or other factors may affect us to a greater degree than other, larger airlines that may be able to recover more quickly from these events, and therefore could have a material adverse effect on our business, results of operations and financial condition to a greater degree than other air carriers. Because of our day of week, limited schedule and optimized utilization and point-to-point network, operational disruptions can have a disproportionate impact on our ability to recover. In addition, many airlines reaccommodate their disrupted passengers on other airlines at prearranged rates under flight interruption manifest agreements. We have been unsuccessful in procuring any of these agreements with our peers, which makes our recovery from disruption more challenging than for larger airlines that have these agreements in place.

Terrorist attacks (including attempted attacks) particularly those involving airlines, heightened security and military action in response thereto, and war could cause substantial revenue losses and increased security costs, and such event, even if not directly involving an airline, could have a material adverse effect on our business, results of operations and financial condition. Security concerns resulting in enhanced passenger screening, increased regulation governing carry-on baggage and cargo and other similar restrictions on passenger travel and cargo may further increase customer inconvenience and reduce the demand for air travel or increase costs associated with providing Cargo service. In addition, increased or enhanced security measures have tended to result in higher governmental fees imposed on airlines, resulting in higher operating costs for airlines, which we may not be able to pass on to customers in the form of higher prices.

Outbreaks or rapid spreads of pandemic or contagious viral or bacterial infections, diseases or similar public health threats, such as Ebola, measles, avian flu, severe acute respiratory syndrome (SARS), COVID-19, H1N1 (swine) flu, pertussis whooping cough and zika virus, or their respective variants, could result in the implementation of restrictions and regulations, including travel restrictions, quarantines, limitations on aircraft capacity, supply chain disruptions, testing requirements and restrictions on our ability to access our facilities or aircraft or requirements to collect additional passenger data or our ability to maintain a suitably skilled and sized workforce. In addition, governments, non-governmental organizations and entities in the private sector may issue non-binding advisories or recommendations regarding air travel or other physical distancing measures, including limitations on the number of persons that should be present at public gatherings, which may significantly reduce demand. These and other restrictions and regulations, as well as general concerns about traveling during a public health threat, could have a material adverse impact on our business, operating results, financial condition and liquidity. In the past, passenger bookings during a significant disease outbreak were, on average, closer to the date of service than in prior periods, which reduced our visibility into future revenue.

Any general reduction in airline passenger traffic could have a material adverse effect on our business, results of operations and financial condition. Moreover, U.S. federal government shutdowns may cause delays and cancellations or reductions in discretionary travel due to longer security lines, including as a result of furloughed government employees or reductions in staffing levels, including air traffic controllers. Federal government shutdowns can also affect the availability of federal resources necessary to provide air traffic control and airport security and impact our ability to take delivery of aircraft and commence operations in new domestic stations. Another extended shutdown like the instance in December 2018-January 2019 may have a negative impact on our operations and financial results.

CONCURRENT SHARE REPURCHASE

Subject to the completion of this offering, we intend to purchase from the underwriter approximately $10.0 million of the shares of common stock that are the subject of this offering at a price per share equal to the price at which the underwriter will purchase the shares from the selling stockholder in this offering, subject to a maximum aggregate repurchase price of $10.0 million. Assuming that the underwriter purchases the shares of common stock that are the subject of this offering from the selling stockholder at a price of $16.50 per share, which was the last reported sale price per share of our common stock on Nasdaq on February 7, 2025, we would repurchase 606,060 shares of our common stock from the underwriter as part of this offering. The terms and conditions of the Concurrent Share Repurchase were reviewed and approved by the audit committee of our board of directors and by our full board of directors. The Concurrent Share Repurchase will be funded from our existing cash on hand. The underwriter will not receive any compensation for the shares of our common stock being repurchased by us.

This description and the other information in this prospectus supplement regarding the Concurrent Share Repurchase are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of our common stock subject to the Concurrent Share Repurchase.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholder identified in this prospectus supplement. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder. The selling stockholder will receive all of the net proceeds from this offering. We have agreed to pay all expenses relating to registering the shares of common stock. See “Selling Stockholder.”

SELLING STOCKHOLDER

The following table sets forth information as of February 10, 2025 with respect to the ownership of our shares of common stock by the Apollo Stockholder, the selling stockholder.

The percentage of common stock beneficially owned by the selling stockholder is based on 52,939,832 shares of common stock outstanding as of September 30, 2024. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

	Shares of Common Stock Beneficially Owned Before this Offering		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After this Offering
	Number	Percent	Number	Number	Percent
SCA Horus Holdings, LLC(1)	6,346,105	12.0%	6,346,105	0	0%

(1)

SCA Horus Holdings, LLC is managed by a board of directors consisting of Antoine Munfakh and Noah Falk. Messrs. Munfakh and Falk each disclaim any beneficial ownership of the shares of common stock held by SCA Horus Holdings, LLC except to the extent of their pecuniary interest therein. The address for SCA Horus Holdings, LLC is 9 West 57th Street, 41st Floor, New York, New York 10019.

Material Relationships with Selling Stockholder

The Apollo Stockholder is an affiliate of Apollo. Additionally, the Apollo Stockholder is a party to the Income Tax Receivable Agreement, the Stockholders Agreement and the Registration Rights Agreement, each of which provides Apollo with certain governance and other rights. Apollo’s rights under the Stockholders Agreement and the Registration Rights Agreement will terminate upon the consummation of this offering. For more information on each of these agreements, please refer to the descriptions of these agreements found in our filings, which are incorporated herein by reference.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of our common stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

This discussion addresses only beneficial owners of our common stock that hold such common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) and that are Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, foreign governments, real estate investment trusts, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our common stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, Non-U.S. Holders required to conform the timing of income accruals to financial statements pursuant to Section 451 of the Code, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, and Non-U.S. Holders that hold our common stock as part of a hedge, straddle, other integrated transaction, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax, the Medicare contribution tax on certain net investment income, or the alternative minimum tax), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding shares of our common stock are urged to consult their own tax advisors.

Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our common stock.

Distributions

Although we do not anticipate that we will make any distributions on our common stock in the foreseeable future, distributions of cash or property that we pay in respect of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our common stock.

If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in our common stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your common stock elects) otherwise, we (or the intermediary) must generally withhold at the applicable rate on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion, if any, of the distribution that exceeded our current and accumulated earnings and profits.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or, in each case, another applicable form or an appropriate successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.

Dividend income that is effectively connected with your conduct of a trade or business within the United States will be taxed in the manner described in “—U.S. Trade or Business Income” below.

Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our common stock unless:

•	the gain is effectively connected with your conduct of a U.S. trade or business, in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;

•

you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources (provided that you have timely filed U.S. federal income tax returns with respect to such losses); or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) as defined under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the common stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax as described in “—U.S. Trade or Business Income” below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we are determined to be a USRPHC, gain on a sale, exchange or other taxable disposition of our common stock will not be subject to tax as U.S. trade or business income if your holdings (direct and indirect, taking into account certain constructive ownership rules) at all times during the applicable period described in the third bullet point above constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) you are eligible for the benefits of an income tax treaty with the United States and such treaty requires, such income or gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States or (B) with respect to gain, we are or have been a USRPHC at any time during the shorter of the five-year period ending on the date of the disposition of our common stock and your holding period for our common stock (subject to the 5% ownership exception set forth above in the second paragraph of “—Sale, Exchange or Other Taxable Disposition of Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or other applicable form or an appropriate successor form)); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a United States person (as defined under the Code)) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or, in each case, an appropriate successor form) or otherwise establish an exemption and the applicable withholding agent does not have actual knowledge or reason to know that you are a United States persons (as defined under the Code) or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a United States persons (as defined under the Code) or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a United States persons (as defined under the Code) or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is not a United States persons (as defined under the Code) and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party).

More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA currently applies to dividends made in respect of our common stock. Pursuant to proposed Treasury regulations, FATCA withholding would not apply to gross proceeds from dispositions of U.S. common stock. Taxpayers may generally rely on those proposed Treasury regulations until final Treasury regulations are issued. To avoid withholding on dividends, Non-U.S. Holders may be required to provide the Company (or its withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING (CONFLICT OF INTEREST)

Barclays Capital Inc. and Morgan Stanley & Co. LLC are acting as representatives of the underwriters and the book-running managers of this offering. Under the terms of an underwriting agreement, each of the underwriters named below has severally agreed to purchase from the selling stockholder the respective number of shares of common stock shown opposite its name below, which includes the shares subject to the Concurrent Share Repurchase, see “Concurrent Share Repurchase.”

Underwriters	Number of Shares
Barclays Capital Inc.
Morgan Stanley & Co. LLC

Total	6,346,105

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the certain conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of common stock offered hereby, if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholder to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	customary closing documents are delivered to the underwriters.

We intend to purchase from the underwriters approximately $10.0 million of the shares of common stock at a price per share equal to the price at which the underwriters will purchase the shares from the selling stockholder in this offering, subject to a maximum aggregate repurchase price of $10.0 million. See “Concurrent Share Repurchase.”

Commissions and Expenses

The expenses of the offering that are payable by us are estimated to be approximately $0.6 million.

The underwriters propose to offer the shares of common stock offered hereby not subject to the Concurrent Share Repurchase from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of common stock and the price at which the underwriters resell such shares may be deemed underwriting compensation. The underwriters will not receive any compensation for the shares of our common stock being repurchased by us.

Lock-Up Agreements

We and all of our directors and executive officers have agreed that, for a period of 30 days after the date of this prospectus supplement, we and they will not, without the prior written consent of the underwriters, dispose of any shares of common stock or any securities convertible into or exchangeable for our common stock, subject to certain exceptions.

The lock-up agreement applicable to the Company is subject to certain specified exceptions, including: (i) any issuance of common stock, options to purchase shares of common stock, restricted stock units and other equity incentive compensation pursuant to equity plans or similar plans described in this prospectus, common stock issued upon exercise of outstanding options, warrants or rights, whether or not issued under one of those plans, and common stock issued upon the exercise of options or the settlement of restricted stock units granted under such plans or under equity plans or similar plans of companies acquired by the Company in effect on the date of acquisition; (ii) any issuances of common stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement, including common stock issued upon the exercise of any warrants and any transfer of common stock to the Company upon a “net” or “cashless” exercise of any warrants; and (iii) issuances by the Company of common stock or securities convertible into shares of common stock in connection with an acquisition or business combination, provided that the aggregate number of shares of common stock issued pursuant to this clause (iii) during the restricted period shall not exceed 5% of the total number of shares of common stock issued and outstanding on the closing date of this offering and provided further that, in the case of any issuance pursuant to (iii), the transferee or distributee agrees in writing to be bound by the lock-up restrictions.

The lock-up agreements applicable to all of our directors and executive officers are subject to specified exceptions, including: (i) bona fide gifts; (ii) transfers to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lockup party; (iii) transfers by will or intestacy; (iv) transfers to a partnership, limited liability company or other entity in which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all the outstanding equity securities or similar interests; (v) transfers by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; (vi) open market transactions after the completion of the offering or transfers to the underwriters of this offering; (vii) (A) the exercise of warrants issued by the Company and transfer to the Company upon the “net” or “cashless” exercise of warrants issued by the Company; (B) the exercise of stock options solely with cash granted pursuant to equity incentive plans described in this prospectus, and the receipt by the lock-up signatory from the Company of shares of common stock upon such exercise; (C) transfers to the Company upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans; (D) transfers for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to our equity incentive plans described in the prospectus; or (E) forfeitures to the Company to satisfy tax withholding requirements of the lock-up party or the Company upon the vesting, during the restricted period, of equity based awards granted under equity incentive plans or pursuant to other stock purchase arrangements, in each cased described in this prospectus; (viii) a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock; (ix) transfers to the Company in connection with the repurchase by the Company of shares of common stock or other securities pursuant to a repurchase right arising upon the termination of a lock-up signatory’s employment with the Company; (x) the establishment of a trading plan pursuant to Rule 10b5-1 of the Exchange Act or transfers pursuant to an existing 10b5-1 trading plan, provided that no such transfers shall be made prior to the closing date of this offering; (xi) if the holder is a corporation, partnership or limited liability company, (A) distributions to partners, limited liability company members, stockholder or holders of similar interests or (B) transfers to affiliates (as defined in Rule 405 of the Securities Act); and (xii) transfers to the lock-up party’s employer or any affiliate of the lock-up party’s employer as compensation in his or her capacity as a member of the Company’s board of directors; provided that, in the case of any transfer or distribution pursuant to (i) through (v), (vii), (xi) and (xii), the transferee or distributee agrees in writing to be bound by the lockup restrictions.

Either Barclays Capital Inc. or Morgan Stanley & Co. LLC may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time, subject to applicable notice requirements.

Indemnification

We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in this offering, which creates the syndicate short position.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other website maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the Nasdaq

Our common stock is listed on Nasdaq under the symbol “SNCY”.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial, investment banking and financial advisory services for the Company and its affiliates, for which they may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and/or instruments of the Company or its affiliates. The underwriters and certain of their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. In February 2021, the Company executed a five-year credit agreement with a group of lenders that provides for a $25.0 million revolving credit facility and a $90.0 million delayed draw term loan facility (collectively, the “Credit Facilities”). Barclays Bank PLC, the administrative agent, the collateral agent, a lender and a joint lead arranger under the Credit Facilities, is an affiliate of Barclays Capital Inc., an underwriter in this offering. In addition, affiliates of Morgan Stanley & Co. LLC are lenders and joint lead arrangers under the Credit Facilities.

Conflict of Interest

AGS has a “conflict of interest” within the meaning of FINRA Rule 5121 in this offering because AGS is affiliated with the selling stockholder, who is in turn our affiliate, and because the net proceeds of this offering will be received by the selling stockholder. Accordingly, this offering will be conducted in accordance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of securities of an affiliate. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering. In accordance with FINRA Rule 5121, neither AGS nor any other affiliated underwriter, agent or dealer of may sell the securities to any account over which it exercises discretionary authority without the specific written approval of the account holder.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

Shares of our common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation, or document relating to shares of our common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of our C common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where shares of our common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable within six months after that corporation or that trust has acquired shares of our common stock under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) where the transfer is by operation of law. Solely for purposes of the notification requirements under Section 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons, that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA- N16: Notice on Recommendations on Investment Products).

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock. Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.

LEGAL MATTERS

The validity of the shares offered by this prospectus supplement will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Davis Polk  & Wardwell LLP, New York, New York, acted as counsel for the underwriter.

EXPERTS

The consolidated financial statements of Sun Country Airlines Holdings, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Sun Country Airlines Holdings, Inc.

34,352,603 shares of Common Stock

The selling stockholders named in this prospectus may sell, from time to time, up to 34,352,603 shares of our common stock, including 9,482,606 shares of our common stock issuable upon exercise of outstanding warrants. The selling stockholders may offer for sale the shares of common stock covered by this prospectus directly to purchasers or through underwriters, broker or dealers or agents, in public or private transactions, at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. Information on the selling stockholders and the times and manners in which they may offer and sell shares of our common stock is described under the sections entitled “Selling Stockholders” and “Plan of Distribution” in this prospectus. Our registration of the shares of common stock covered by this prospectus does not mean the selling stockholders will offer or sell any of the shares.

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. We have agreed to pay all expenses relating to registering the shares of common stock. The selling stockholders will pay any underwriting discounts and commissions, brokerage commissions and/or similar charges incurred for the sale of these shares of common stock.

The common stock of Sun Country Airlines Holdings, Inc. is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SNCY.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are eligible for reduced public company reporting requirements.

Investing in our common stock involves risks that are referenced under the heading “Risk Factors” on page 4 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 12, 2023.

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and the business conducted by us. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement on Form S-3 that Sun Country Airlines Holdings, Inc., a Delaware corporation, which is also referred to as “Sun Country,” “Sun Country Airlines,” “the Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, the selling stockholders named herein may offer and sell, from time to time in one or more offerings, up to an aggregate of 34,352,603 shares of our common stock, including 9,482,606 shares of our common stock issuable upon exercise of outstanding warrants.

This prospectus provides you with a general description of the common stock that the selling stockholders may offer. Each time the selling stockholders offer and sell shares of common stock, such selling stockholders may provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the common stock being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

The selling stockholders may sell our common stock to underwriters who will sell the common stock to the public on terms fixed at the time of sale or at variable prices. In addition, the common stock may be sold by the selling stockholders directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If the selling stockholders, directly or through agents, solicit offers to purchase the common stock, the selling stockholders and their agents reserve the sole right to accept and to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to the selling stockholders.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February  18, 2022, and Amendment No. 1 thereto, filed with the SEC on February 22, 2022 (the “2021 Annual Report”);

•	portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022, that are incorporated by reference into Part III of the 2021 Annual Report;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 6, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 10, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 2, 2022;

•

our Current Reports on Form 8-K, filed with the SEC on February 7, 2022 (second report), April 5, 2022, April 29, 2022 (as amended by our Current Report on Form 8-K/A filed with the SEC on May  6, 2022), June  10, 2022, June  17, 2022, October  14, 2022 and November  1, 2022 (both reports) (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•

the description of our common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC on March 15, 2021, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website at https://www.suncountry.com is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning the Company at the following address:

Sun Country Airlines Holdings, Inc.

2005 Cargo Road

Minneapolis, MN 55450

(651) 681-3900

Attention: General Counsel

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus that we authorize or any applicable pricing supplement. We have not authorized anyone to provide you with different information.

We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus that we authorize, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and obtain such filings from the SEC’s website at https://www.sec.gov. We also make available free of charge on our website at https://www.suncountry.com all materials that we file electronically with the SEC. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our securities.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus or in other materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements include, among other things, statements relating to:

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	general economic trends and trends in the industry and markets; and

•	the competitive environment in which we operate.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	the COVID-19 pandemic and its effects including variants, travel restrictions, social distancing measures, vaccination requirements, and decreased demand for air travel;

•	the impact of worldwide economic conditions;

•	changes in our fuel cost;

•	threatened or actual terrorist attacks, global instability and potential U.S. military actions or activities;

•	the competitive environment in our industry;

•	factors beyond our control, including air traffic congestion, weather, security measures, travel-related taxes and outbreak of disease;

•	our presence in international markets;

•	insurance costs;

•	changes in restrictions on, or increased taxes applicable to charges for, ancillary products and services;

•	air travel substitutes;

•	our ability to implement our business strategy successfully;

•	our ability to keep costs low;

•	our reliance on the Minneapolis-St. Paul market;

•	our reputation and business being adversely affected in the event of an emergency, accident or similar public incident involving our aircraft or personnel;

•	our reliance on third-party providers and other commercial partners to perform functions integral to our operations;

•	operational disruptions;

•	our ability to grow or maintain our unit revenues or maintain our ancillary revenues;

•	increased labor costs, union disputes, employee strikes and other labor-related disruptions;

•	governmental regulation;

•	our inability to maintain an optimal daily aircraft utilization rate;

•	our ability to attract and retain qualified personnel;

•	our inability to expand or operate reliably and efficiently out of airports where we maintain a large presence;

•	environmental and noise laws and regulations;

•	negative publicity regarding our customer service;

•	our liquidity and dependence on cash balances and operating cash flows;

•	our ability to maintain our liquidity in the event one or more of our credit card processors were to impose holdback restrictions;

•	our ability to obtain financing or access capital markets;

•	aircraft-related fixed obligations that could impair our liquidity;

•	our maintenance obligations;

•	our sole-source supplier for our aircraft and engine parts;

•	loss of key personnel; and

•	other risks, uncertainties and factors included or incorporated by reference in this prospectus, including those set forth or referenced under “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus or the documents incorporated by reference herein, as applicable, and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

COMPANY OVERVIEW

Sun Country Airlines is a new breed of hybrid low-cost air carrier that dynamically deploys shared resources across our synergistic scheduled service, charter, and cargo businesses. By doing so, we believe we are able to generate high growth, high margins and strong cash flows with greater resilience than other passenger airlines. We focus on serving leisure and visiting friends and relatives passengers and charter customers and providing crew, maintenance and insurance services to Amazon, with flights throughout the United States and to destinations in Canada, Mexico, Central America and the Caribbean. Based in Minnesota, we operate an agile network that includes our scheduled service business and our synergistic charter and cargo businesses. We share resources, such as flight crews, across our scheduled service, charter and cargo business lines with the objective of generating higher returns and margins and mitigating the seasonality of our route network. We optimize capacity allocation by market, time of year, day of week and line of business by shifting flying to markets during periods of peak demand and away from markets during periods of low demand with far greater frequency than nearly all other large U.S. passenger airlines. We believe our flexible business model generates higher returns and margins while also providing greater resiliency to economic and industry downturns than a traditional scheduled service carrier.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

We were organized under the laws of the State of Delaware as a limited liability company on December 8, 2017 and converted to a corporation under the laws of the state of Delaware on January 31, 2020. Our principal executive offices are located at 2005 Cargo Road, Minneapolis, MN 55450. Our telephone number is (651) 681-3900. Our website is located at https://www.suncountry.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in any applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the 2021 Annual Report and our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time in any prospectus supplement and by other reports we file with the SEC in the future. Please see the section of this prospectus under the heading “Incorporation by Reference.”

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the common stock offered by this prospectus. We will not receive any proceeds from sales of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of December 27, 2022 by the selling stockholders.

The percentage of common stock beneficially owned by the selling stockholders is based on 58,166,674 shares of common stock outstanding as of September 30, 2022. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

The following table also provides the maximum number of shares of our common stock that may be offered by the selling stockholders pursuant to this prospectus and the number of shares of our common stock that will be beneficially owned by the selling stockholders after such an offering, assuming the sale of all of the offered shares. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated or no shares. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale. Information about each selling stockholder may change over time.

	Shares of Common Stock Beneficially Owned Before this Offering		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After this Offering
	Number	Percent	Number	Number	Percent
SCA Horus Holdings, LLC(1)	24,869,997	42.8%	24,869,997	—	—%
Amazon.com NV Investment Holdings LLC(2)	9,482,606	14.0%	9,482,606	—	—%

(1)

SCA Horus Holdings, LLC is managed by a board of directors consisting of Patrick Kearney and Antoine Munfakh. Messrs. Kearney and Munfakh each disclaim any beneficial ownership of the shares of common stock held by SCA Horus Holdings, LLC except to the extent of their pecuniary interest therein. The address for SCA Horus Holdings, LLC is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(2)	Consists of 9,482,606 shares of common stock issuable upon exercise of warrants. The address for Amazon.com NV Investment Holdings LLC is c/o Amazon.com, Inc., P.O. Box 81226, Seattle, WA 98108.

Material Relationships with Selling Stockholders

SCA Horus Holdings, LLC (the “Apollo Stockholder”) is an affiliate of certain investment funds managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”). Additionally, the Apollo Stockholder is a party to the Income Tax Receivable Agreement, the Stockholders Agreement and the Registration Rights Agreement, each of which provides Apollo with certain governance and other rights. For more information on each of these agreements, please refer to the descriptions of these agreements found in our filings, which are incorporated herein by reference.

On December 13, 2019, we signed the Air Transportation Services Agreement (as amended, the “ATSA”) with Amazon.com Services, LLC (together with its affiliates, “Amazon”) to provide air cargo services. In connection with the ATSA, we issued warrants (the “2019 Warrants”) to purchase an aggregate of 9,482,606 shares of common stock at an exercise price of approximately $15.17 per share to Amazon. Additionally, Amazon is a party to the Stockholders Agreement and the Registration Rights Agreement. For more information on these agreements, please refer to the descriptions of these agreements found in our filings, which are incorporated by herein by reference.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws and of specific provisions of Delaware law. The following description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”).

General

Our capital stock consists of 1,000,000,000 authorized shares, of which 995,000,000 shares, par value $0.01 per share, are designated as “common stock” and 5,000,000 shares, par value $0.01 per share, are designated as “preferred stock.” As of September 30, 2022, there were 58,166,674 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted for action by the stockholders generally.

Dividend Rights. Subject to any preferential rights of any then outstanding preferred stock, all shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources.

Liquidation Rights. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment in full of the amounts required to be paid to holders of any the outstanding preferred stock, all shares of our common stock are entitled to share equally in the assets available for distribution to stockholders after payment of all of our prior obligations.

Other Matters. Holders of our common stock have no preemptive or conversion rights, and our common stock is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock that we may designate and issue in the future.

Preferred Stock

Pursuant to our certificate of incorporation, shares of preferred stock are issuable from time to time, in one or more series, with the designations, voting rights (full, limited or no voting rights), powers, preferences, participating, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof, of each series as our board of directors from time to time may adopt by resolution (and without further stockholder approval). Each series of preferred stock will consist of an authorized number of shares as will be stated and expressed in the certificate of designations providing for the creation of the series.

Warrants

In connection with the ATSA, we issued the 2019 Warrants to purchase an aggregate of 9,482,606 shares of our common stock at an exercise price of approximately $15.17 per share to Amazon. 632,183 of the 2019 Warrants vested upon issuance of the warrants and incremental tranches vest upon certain milestones of aggregate global payments by Amazon to the Company or its affiliates pursuant to the ATSA up to a total of $1.1 billion of aggregate payments. As of September 30, 2022, approximately 23.3% of the 2019 Warrants were vested. Any unvested 2019 Warrants will become vested upon a change of control (as defined in the 2019

Warrant) or certain transfers of 30% or more of the voting power in the Company to a new person or group (other than any equity offering by the Company or the Apollo Stockholder pursuant to an effective registration statement so long as no person or group (within the meaning of the Exchange Act) acquires more than 50% of the voting power of the Company in such offering). Vested 2019 Warrants may be exercised for cash or on a cashless basis until the eighth anniversary of the issue date.

In the event we or our equityholders propose to initiate a process to explore, enter into negotiations or accept any offer with respect to a change of control of the Company, we are required to provide Amazon at least 30 days’ written notice prior to entering into any definitive agreement or binding letter of intent. In addition, Amazon will have the right to enter into non-exclusive, good faith negotiations with us and our equityholders with respect to such proposed change of control and we will not be permitted to enter into any definitive or binding agreement before the expiration of the 30-day period, which period may be extended under certain circumstances.

Composition of Board of Directors; Election and Removal

In accordance with our certificate of incorporation and our bylaws, the number of directors comprising our board of directors is determined from time to time exclusively by our board of directors; provided that the number of directors shall not be less than three and shall not exceed 15. Our certificate of incorporation provides for a board of directors divided into three classes (each as nearly as equal as possible and with directors in each class serving staggered three-year terms), currently consisting of two directors in Class I, three directors in Class II and three directors in Class III. See “— Certain Corporate Anti-takeover Provisions — Classified Board of Directors.”

Under our Stockholders’ Agreement (as amended or modified from time to time, the “Stockholders Agreement”) with the Apollo Stockholder and certain other stockholders party thereto, the Apollo Stockholder has the right, but not the obligation, at any time until Apollo and its affiliates, including the Apollo Stockholder, no longer beneficially own at least 5% of our issued and outstanding common stock, to nominate a number of directors comprising a percentage of our board of directors in accordance with their beneficial ownership of our outstanding common stock (rounded up to the nearest whole number), except that if Apollo and its affiliates, including the Apollo Stockholder, beneficially own more than 50% of the voting power of our outstanding common stock, the Apollo Stockholder will have the right to nominate a majority of the directors. We refer to the directors nominated by the Apollo Stockholder based on such percentage ownership as the “Apollo Directors”.

For so long as Amazon holds the 2019 Warrants or any shares of common stock issued upon exercise of the 2019 Warrants and the ATSA remains in effect, Amazon will have the right to nominate a member or an observer to our board of directors. We refer to the director nominated by Amazon, if any, as the “Amazon Director.” As of the date of this prospectus, Amazon has not exercised its right to nominate a member or an observer to our board of directors.

Each director is to hold office for a three year term and until the annual meeting of stockholders for the election of the class of directors to which such director has been elected and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any vacancy on our board of directors (other than in respect of an Apollo Director or an Amazon Director) will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Any vacancy on our board of directors in respect of an Apollo Director will be filled only by individuals designated by the Apollo Stockholder, for so long as Apollo and its affiliates, including the Apollo Stockholder, beneficially own at least 5% of our issued and outstanding common stock, and any vacancy in respect of an Amazon Director shall only be filled by Amazon.

At any meeting of our board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes, except that if Apollo and its affiliates, including the Apollo Stockholder, beneficially own at least 5% of our issued and outstanding common stock and there is at least one member of our board of directors who is an Apollo Director, then at least one director that is an Apollo Director must be present for there to be a quorum unless each Apollo Director waives his or her right to be included in the quorum at such meeting.

Certain Corporate Anti-takeover Provisions

Certain provisions in our certificate of incorporation, bylaws and Stockholders Agreement summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, the powers, preference, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors in each class serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors, as described above in “— Composition of Board of Directors; Election and Removal.”

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation provides that directors may only be removed for cause upon the affirmative vote of holders of at least 66 2/3% in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, that Amazon must consent to the removal of any Amazon Director. Any vacancy on our board of directors in respect of an Apollo Director shall only be filled by the Apollo Stockholder and any vacancy on our board of directors in respect of an Amazon Director shall only be filled by Amazon. Any other vacancy on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, as described above in “— Composition of Board of Directors; Election and Removal.”

No Cumulative Voting

Under our certificate of incorporation, stockholders do not have the right to cumulative votes in the election of directors.

Special Meetings of Stockholders

Our certificate of incorporation provides that special meetings of the stockholders may be called only by the chairman of the board of directors or by the secretary at the direction of a majority of the directors then in office. The business transacted at any special meeting will be limited to the proposal or proposals included in the notice of the meeting.

Stockholder Action by Written Consent

Subject to the rights of the holders of one or more series of our preferred stock then outstanding, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of our stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders who are seeking to bring business before an annual meeting of stockholders and stockholders who are seeking to nominate candidates for election as directors at an annual meeting of stockholders, other than any nomination for an Amazon Director or an Apollo Director, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, that in the event that the date of such meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

All of the foregoing provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. These same provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

Our certificate of incorporation provides that we are not governed by Section 203 of the DGCL which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.

However, our certificate of incorporation includes a provision that restricts us from engaging in any business combination with an interested stockholder for three years following the date that person becomes an interested stockholder. Such restrictions shall not apply to any business combination between Apollo and any affiliate thereof, including certain investment funds managed by affiliates of Apollo and the Apollo Stockholder, or their direct and indirect transferees, on the one hand, and us, on the other. In addition, such restrictions will not apply if:

•

a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that it ceases to be an interested stockholder and (ii) within the three-year period immediately prior to the business combination between the Company and such stockholder, would not have been an interested stockholder but for the inadvertent acquisition of ownership; or

•

the business combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required under the certificate of incorporation of, a proposed transaction that (i) constitutes one of the transactions described in the proviso of this sentence, (ii) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of our board of directors and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors; provided that the proposed transactions are limited to (x) a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Company is required), (y) a sale, lease, exchange, mortgage, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any wholly owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Company; provided further that the Company will give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) above. Additionally, we would be able to enter into a business combination with an interested stockholder if:

•

before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) stock held by directors who are also officers of our Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding voting stock not owned by the interested stockholder.

In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” is any person who, together with affiliates and associates, is the owner of 15% or more of our outstanding voting stock or is our affiliate or associate and was the owner of 15% or more of our outstanding voting stock at any time within the three-year period immediately before the date of determination. Under our certificate of incorporation, an “interested stockholder” generally does not include Apollo and any affiliate thereof or their direct and indirect transferees.

This provision of our certificate of incorporation could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Amendment of Our Certificate of Incorporation

Under Delaware law, our certificate of incorporation may be amended only with the affirmative vote of holders of at least a majority of the outstanding stock entitled to vote thereon.

Notwithstanding the foregoing, our certificate of incorporation provides that, in addition to any vote required by applicable law, our certificate of incorporation or bylaws, the affirmative vote of holders of at least 66 2/3% of the voting power of our outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, is required to alter, amend or repeal the following provisions of our certificate of incorporation:

•

the provision authorizing the board of directors to designate one or more series of preferred stock and, by resolution, to provide the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of any series of preferred stock;

•

the provisions providing for a classified board of directors and the number of the directors, establishing the term of office of directors, setting forth the quorum of any meeting of the board of directors, relating to the removal of directors, specifying the manner in which vacancies on the board of directors and newly created directorships may be filled and relating to any voting rights of preferred stock;

•	the provisions authorizing our board of directors to make, alter, amend or repeal our bylaws;

•	the provisions regarding the calling of special meetings and stockholder action by written consent in lieu of a meeting;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions providing for indemnification and advance of expenses of our directors and officers;

•	the provisions regarding competition and corporate opportunities;

•

the provision specifying that, unless we consent in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware will be the sole and exclusive forum for intra-corporate disputes and the federal district courts of the United States will be the exclusive forum for causes of actions arising under the Securities Act;

•	the provisions regarding entering into business combinations with interested stockholders;

•

the provision requiring that amendments to specified provisions of our certificate of incorporation require the affirmative vote of 66 2/3% in voting power of our outstanding stock, voting as a single class; and

•	the provision requiring that amendments by the stockholders to our bylaws require the affirmative vote of 66 2/3% in voting power of our outstanding stock, voting as a single class.

Amendment of Our Bylaws

Our bylaws provide that they can be amended by the vote of the holders of shares constituting a majority of the voting power or by the vote of a majority of the board of directors. However, our certificate of incorporation provides that, in addition to any vote required under our certificate of incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting as a single class, is required for the stockholders to alter, amend or repeal any provision of our bylaws or to adopt any provision inconsistent therewith.

Certain Matters that Require Consent of our Stockholders

The Stockholders Agreement provides that until Apollo and its affiliates, including the Apollo Stockholder, no longer beneficially own at least 25% of our issued and outstanding common stock, we will not take certain significant actions specified therein without the prior consent of the Apollo Stockholder, including, but not limited to:

•

any material acquisition of equity interests or assets of any other entity, or any business, properties, assets or entities, other than acquisitions of aircraft or engines in the ordinary course of business and other ordinary course acquisitions with vendors, customers and suppliers;

•	any material disposition of any of our or our subsidiaries’ assets or equity interests, other than dispositions of aircraft or engines in the ordinary course of business; or

•

merging or consolidating with or into any other entity, or transferring (by lease, assignment, sale or otherwise) all or substantially all of the Company’s and our subsidiaries’ assets, taken as a whole, to another entity, or enter into or agree to undertake any other transaction that would constitute a “change of control” as defined in the Stockholders Agreement (other than, in each case, transactions among the Company and our wholly-owned subsidiaries).

The provisions of the DGCL, our certificate of incorporation, our bylaws and our Stockholders Agreement could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Corporate Opportunity

Under Delaware law, officers and directors generally have an obligation to present to the corporation they serve business opportunities which the corporation is financially able to undertake and which falls within the corporation’s business line and are of practical advantage to the corporation, or in which the corporation has an actual or expectant interest. A corollary of this general rule is that when a business opportunity comes to an officer or director that is not one in which the corporation has an actual or expectant interest, the officer is generally not obligated to present it to the corporation. Certain of our officers and directors may serve as officers, directors or fiduciaries of other entities and, therefore, may have legal obligations relating to presenting available business opportunities to us and to other entities. Potential conflicts of interest may arise when our officers and directors learn of business opportunities (e.g., the opportunity to acquire an asset or portfolio of assets, to make a specific investment, to effect a sale transaction, etc.) that would be of material advantage to us and to one or more other entities of which they serve as officers, directors or other fiduciaries.

Section 122(17) of the DGCL permits a corporation to renounce, in advance, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of a corporation in certain classes or categories of business opportunities. Where business opportunities are so renounced, certain of our officers and directors will not be obligated to present any such business opportunities to us. Our certificate of incorporation provides that, to the fullest extent permitted by law, no officer or director of ours who is also an officer, director, principal, partner, member, manager, employee, agent or other representative of Apollo, Amazon or their respective affiliates will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Apollo, Amazon or their respective affiliates and representatives, as applicable, instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to Apollo or Amazon, as applicable.

Limited Ownership and Voting by Foreign Owners

To comply with restrictions imposed by federal law on foreign ownership and control of U.S. airlines, our certificate of incorporation and bylaws restrict ownership and control of shares of our common stock by non-U.S. citizens. The restrictions imposed by federal law and DOT policy require that we be owned and controlled by U.S. citizens, that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons or entities who are not U.S. citizens, as defined in 49 U.S.C. § 40102(a)(15), that no more than 49% of our stock be owned or controlled, directly or indirectly, by persons or entities who are not U.S. citizens and are from countries that have entered into “open skies” air transport agreements with the United States, that our president and at least two-thirds of the members of our board of directors and other managing officers be U.S. citizens and that we be under the actual control of U.S. citizens. Our certificate of incorporation and bylaws provide that the failure of non-U.S. citizens to register their shares on a separate stock record, which we refer to as the “foreign stock record,” would result in a loss of their voting rights in the event and to the extent that the aggregate foreign ownership of the outstanding common stock exceeds the foreign ownership restrictions imposed by federal law. Our bylaws further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. If it is determined that the amount registered in the foreign stock record exceeds the foreign ownership restrictions imposed by federal law, shares will be removed from the foreign stock record, resulting in the loss of voting rights, in reverse chronological order based on the date of registration therein, until the number of shares registered therein does not exceed the foreign ownership restrictions imposed by federal law. We are currently in compliance with these ownership restrictions.

For purposes of the restrictions on foreign ownership and control of U.S. airlines, under federal law and DOT policy, “citizen of the United States” means (A) an individual who is a citizen of the United States; (B) a partnership each of whose partners is an individual who is a citizen of the United States; or (C) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75% of the voting interest is owned and controlled by persons that are citizens of the United States.

Exclusive Forum Selection

Unless we consent in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim arising pursuant to any provision of the DGCL or of our certificate of incorporation or our bylaws; or

•	any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine,

in each such case subject to the Delaware Court of Chancery having personal jurisdiction over the indispensable parties named as defendants.

Notwithstanding the foregoing, the provisions of the foregoing paragraph will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal district courts of the United States have exclusive jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or the rules and regulations thereunder. Our certificate of incorporation further provides that the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock will be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the foregoing forum selection provisions. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

We recognize that the forum selection clause in our certificate of incorporation may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in our certificate of incorporation may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. The Court of Chancery of the State of Delaware and the federal district courts of the United States may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by the DGCL. The DGCL provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived an improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our certificate of incorporation provides that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

The right to be indemnified will include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our board of directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor the repeal of these indemnification provisions, nor any provision of our certificate of incorporation that is inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SNCY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions.

PLAN OF DISTRIBUTION

Any selling stockholder may offer and sell shares of our common stock, in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, any selling stockholder may enter into option, share lending or other types of transactions that require such selling stockholder to deliver the shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. Any selling stockholder may also enter into hedging transactions with respect to the securities of such selling stockholder. For example, any selling stockholder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require such selling stockholder to deliver shares of common stock to an underwriter or broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

Any selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through Nasdaq, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by such selling stockholder, or borrowed from such selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from such selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of such selling stockholder, or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of any selling stockholder’s obligations or other liabilities to its creditors. Such transactions may or may not involve brokers or dealers.

In addition, a selling stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for securities, in each case pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders (unless our affiliate) would thereby receive freely tradeable securities pursuant to the distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account.

The securities may be sold from time to time by any selling stockholder in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any securities under this prospectus. In addition, any of the securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by any selling stockholder or through agents designated by such selling stockholder from time to time. Any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by any selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.

Underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from any selling stockholder pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by the applicable selling stockholder. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, any selling stockholder must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by any selling stockholder in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for such selling stockholder or affiliates of such selling stockholder in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements that may be entered into with any selling stockholder to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by such selling stockholder for certain expenses.

Any selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by any selling stockholder for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

If underwriters or dealers are used in the sale of securities, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If the underwriters create a short position in our securities in connection with an offering (that is, if they sell more securities than are set forth on the cover page of this prospectus) the representatives of the underwriters may reduce that short position by purchasing such securities in the open market. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the proceeds received by any selling stockholder for the sale of any securities being offered by this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sun Country Airlines Holdings, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

6,346,105 Shares

Sun Country Airlines Holdings, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

   , 2025